Columbia Funds Series Trust I - Semi-Annual N-SAR report for the period ending 4/30/10

Columbia Intermediate Municipal Bond Fund
Columbia Connecticut Intermediate Municipal Bond Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia New Jersey Intermediate Municipal Bond Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia Rhode Island Intermediate Municipal Bond Fund
Columbia California Tax-Exempt Fund
Columbia Connecticut Tax-Exempt Fund
Columbia Massachusetts Tax-Exempt Fund
Columbia New York Tax-Exempt Fund

(each a "Fund", collectively the "Funds")


Item 77C - Matters submitted to a vote of security holders:

Columbia Connecticut Intermediate Municipal Bond Fund, Columbia Intermediate Municipal Bond Fund, Columbia Massachusetts Intermediate Bond Fund, Columbia New Jersey Intermediate Municipal Bond Fund, Columbia New York Intermediate Municipal Bond Fund and Columbia
Rhode Island Intermediate Municipal Bond Fund

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust I was held to consider the approval of several proposals
listed in the proxy statement for the meeting.   Proposal 1 and
Proposal 2 were voted at the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on March 31, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved for each Fund as follows:

                                                                Broker
Fund                     Votes For  Votes Against Abstentions  Non-Votes
Columbia Connecticut
  Intermediate Municipal
  Bond Fund             203,559,200    826,187     1,269,160  12,192,309
Columbia Intermediate
  Municipal Bond Fund  2,236,706,434  9,072,631    5,553,767  82,113,294
Columbia Massachusetts
  Intermediate Bond
  Fund                  303,867,394    542,276      440,187   30,186,988
Columbia New Jersey
  Intermediate Municipal
  Bond Fund              67,112,184     98,738      132,456    6,938,723
Columbia New York
  Intermediate Municipal
  Bond Fund             236,223,561   2,444,400    1,933,131   17,046,410
Columbia Rhode Island
  Intermediate Municipal
  Bond Fund              93,143,510   1,548,878    1,077,328    3,915,150


Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved for each Fund as follows:

                                                                Broker
Fund                     Votes For  Votes Against Abstentions  Non-Votes
Columbia Connecticut
  Intermediate Municipal
  Bond Fund             199,844,414    4,994,128    816,005   12,192,309
Columbia Intermediate
  Municipal Bond Fund  2,219,889,270  28,809,048   5,634,462  82,113,345
Columbia Massachusetts
  Intermediate Bond
  Fund                  302,226,771    2,107,341    515,734   30,186,999
Columbia New Jersey
  Intermediate Municipal
  Bond Fund              65,390,251    1,838,358    114,779    6,938,713
Columbia New York
  Intermediate Municipal
  Bond Fund             226,224,993   12,477,445   1,898,595   17,046,469
Columbia Rhode Island
  Intermediate Municipal
  Bond Fund              93,030,225   1,874,217     865,274    3,915,150


Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

Trustee               Votes For         Votes Withheld    Abstentions
John D. Collins       30,977,072,412    859,827,038       0
Rodman L. Drake       30,951,179,004    885,720,446       0
Douglas A. Hacker     30,989,793,279    847,106,171       0
Janet Langford Kelly  30,999,020,814    837,878,636       0
William E. Mayer      16,291,139,483    15,545,759,967    0
Charles R. Nelson     30,997,700,700    839,198,750       0
John J. Neuhauser     30,988,095,661    848,803,789       0
Jonathon Piel         30,968,801,048    868,098,402       0
Patrick J. Simpson    30,999,065,030    837,834,420       0
Anne-Lee Verville     30,996,227,913    840,671,537       0


Columbia California Tax-Exempt Fund

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust I was held to consider the approval of several proposals listed in the proxy statement for the meeting. Proposal 1 and Proposal 2 were voted on at the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on March 31, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved as follows:

Votes For      Votes Against    Abstentions    Broker Non-Votes
237,859,593    5,299,222        11,427,437     79,867,709


Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved as follows:

Votes For      Votes Against    Abstentions    Broker Non-Votes
228,938,639    14,287,135       11,360,471     79,867,716


Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

Trustee               Votes For         Votes Withheld    Abstentions
John D. Collins       30,977,072,412    859,827,038       0
Rodman L. Drake       30,951,179,004    885,720,446       0
Douglas A. Hacker     30,989,793,279    847,106,171       0
Janet Langford Kelly  30,999,020,814    837,878,636       0
William E. Mayer      16,291,139,483    15,545,759,967    0
Charles R. Nelson     30,997,700,700    839,198,750       0
John J. Neuhauser     30,988,095,661    848,803,789       0
Jonathon Piel         30,968,801,048    868,098,402       0
Patrick J. Simpson    30,999,065,030    837,834,420       0
Anne-Lee Verville     30,996,227,913    840,671,537       0


Columbia Connecticut Tax-Exempt Fund

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust I was held to consider the approval of several proposals listed in the proxy statement for the meeting. Proposal 1 and Proposal 2 were voted on at the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on March 31, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved as follows:

Votes For      Votes Against    Abstentions    Broker Non-Votes
54,136,085     1,488,371        3,100,168      20,973,088


Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved as follows:

Votes For      Votes Against    Abstentions    Broker Non-Votes
52,639,320     3,212,396        2,872,892      20,973,103


Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

Trustee               Votes For         Votes Withheld    Abstentions
John D. Collins       30,977,072,412    859,827,038       0
Rodman L. Drake       30,951,179,004    885,720,446       0
Douglas A. Hacker     30,989,793,279    847,106,171       0
Janet Langford Kelly  30,999,020,814    837,878,636       0
William E. Mayer      16,291,139,483    15,545,759,967    0
Charles R. Nelson     30,997,700,700    839,198,750       0
John J. Neuhauser     30,988,095,661    848,803,789       0
Jonathon Piel         30,968,801,048    868,098,402       0
Patrick J. Simpson    30,999,065,030    837,834,420       0
Anne-Lee Verville     30,996,227,913    840,671,537       0


Columbia Massachusetts Tax-Exempt Fund

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust I was held to consider the approval of several proposals listed in the proxy statement for the meeting. Proposal 1 and Proposal 2 were voted on at the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on March 31, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved as follows:

Votes For      Votes Against    Abstentions    Broker Non-Votes
78,134,563     1,767,179        3,080,315      38,653,893


Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved as follows:

Votes For      Votes Against    Abstentions    Broker Non-Votes
74,165,048     5,545,411        3,271,591      38,653,900


Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

Trustee               Votes For         Votes Withheld    Abstentions
John D. Collins       30,977,072,412    859,827,038       0
Rodman L. Drake       30,951,179,004    885,720,446       0
Douglas A. Hacker     30,989,793,279    847,106,171       0
Janet Langford Kelly  30,999,020,814    837,878,636       0
William E. Mayer      16,291,139,483    15,545,759,967    0
Charles R. Nelson     30,997,700,700    839,198,750       0
John J. Neuhauser     30,988,095,661    848,803,789       0
Jonathon Piel         30,968,801,048    868,098,402       0
Patrick J. Simpson    30,999,065,030    837,834,420       0
Anne-Lee Verville     30,996,227,913    840,671,537       0


Columbia New York Tax-Exempt Fund

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust I was held to consider the approval of several proposals listed in the proxy statement for the meeting. Proposal 1 and Proposal 2 were voted on at the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on March 31, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved as follows:

Votes For      Votes Against    Abstentions    Broker Non-Votes
35,106,980     1,080,487        2,547,212      9,438,328


Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved as follows:

Votes For      Votes Against    Abstentions    Broker Non-Votes
34,253,337     2,132,100        2,349,220      9,438,350


Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

Trustee               Votes For         Votes Withheld    Abstentions
John D. Collins       30,977,072,412    859,827,038       0
Rodman L. Drake       30,951,179,004    885,720,446       0
Douglas A. Hacker     30,989,793,279    847,106,171       0
Janet Langford Kelly  30,999,020,814    837,878,636       0
William E. Mayer      16,291,139,483    15,545,759,967    0
Charles R. Nelson     30,997,700,700    839,198,750       0
John J. Neuhauser     30,988,095,661    848,803,789       0
Jonathon Piel         30,968,801,048    868,098,402       0
Patrick J. Simpson    30,999,065,030    837,834,420       0
Anne-Lee Verville     30,996,227,913    840,671,537       0


Item 77E - Legal Proceedings:

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc.
was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company (now known as RiverSource) mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendants' motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals (the Eighth Circuit) on August 8, 2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings. On August 6, 2009, defendants filed a writ of certiorari with the U.S. Supreme Court (the Supreme Court), asking the Supreme Court to stay the District Court proceedings while the Supreme Court considers and rules in a case captioned Jones v. Harris Associates, which involves issues of law similar to those presented in the Gallus case. On March 30, 2010, the Supreme Court issued its ruling in Jones v. Harris Associates, and on April 5, 2010, the Supreme Court vacated the Eighth Circuit's decision in the Gallus case and remanded the case to the Eighth Circuit for further consideration in light of the Supreme Court's decision in Jones v. Harris Associates.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


Item 77Q1(e) - New or amended Registrant investment advisory contracts:

The Investment Management Services Agreement dated as of May 1, 2010 by and between Columbia Management Investment Advisers, LLC (formerly known as RiverSource Investments, LLC) and Columbia Funds Series Trust I, on behalf the Funds, is incorporated by reference to Post-Effective Amendment No. 105 to the Registration Statement of Columbia Funds Series Trust I on Form N-1A filed on May 28, 2010 (Accession No. 0000950130-10-001116).